UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2020

Summit Materials, Inc.

Summit Materials, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36873	47-1984212
Delaware	333-187556	26-4138486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Wynkoop Street, 3rd Floor

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 893-0012

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (par value, $0.01 per share)	SUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 27, 2020, Summit Materials, LLC (“Summit LLC”), an indirect subsidiary of Summit Materials, Inc. (“Summit Inc.”), entered into a purchase agreement (the “Purchase Agreement”) by and among Summit LLC, Summit Materials Finance Corp. (together with Summit LLC, the “Issuers”), the subsidiary guarantors named on the signature pages thereto and BofA Securities, Inc., for itself and on behalf of the several initial purchasers named therein (the “Initial Purchasers”), providing for the issuance and sale of $700.0 million in aggregate principal amount of the Issuers’ 5.25% Senior Notes due 2029 (the “Notes”) in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act (collectively, the “Offering”). The Notes will be issued at 100.0% of their par value with a coupon of 5.25%. Interest on the Notes is payable semi-annually on January 15 and July 15 of each year commencing on January 15, 2021. The Notes will mature on January 15, 2029. The Offering is expected to close, subject to customary closing conditions, on August 11, 2020. The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

Summit LLC intends to use the net proceeds from the Offering to redeem (the “Redemption”) all $650.0 million in aggregate principal amount of its outstanding 6.125% Senior Notes due 2023 (the “2023 Notes”) and to pay fees and expenses incurred in connection with the Offering and the Redemption. Any remaining net proceeds will be used for general corporate purposes, including to finance acquisitions. The Redemption is conditioned on the closing of the Offering.

Certain of the Initial Purchasers and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for Summit LLC and Summit Inc. from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for Summit LLC and Summit Inc. in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Certain of the Initial Purchasers or their affiliates serve as agents and/or lenders under Summit LLC’s senior secured credit facilities and may hold 2023 Notes that will be redeemed with the proceeds of the Offering.

Item 7.01.	Regulation FD Disclosure.

On July 27, 2020, Summit Inc. issued a press release announcing that the Issuers intend to offer $700.0 million aggregate principal amount of their senior notes due 2029 in a private offering. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 27, 2020, Summit Inc. issued a press release announcing the pricing of $700.0 million aggregate principal amount of senior notes due 2029 privately offered by the Issuers. The full text of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included under Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically incorporated by reference into any such filing.

The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K, including the exhibits hereto, contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the registrants’ Annual Report on Form 10-K for the fiscal year ended December 28, 2019 and Quarterly Report on Form 10-Q for the fiscal period ended March 28, 2020, as such factors may be updated from time to time in the registrants’ periodic filings with the Securities and Exchange Commission. The registrants disclaim any obligation to update forward-looking statements, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Summit Materials, Inc. dated July 27, 2020.
99.2	Press Release of Summit Materials, Inc. dated July 27, 2020.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC. SUMMIT MATERIALS, LLC

Date: July 29, 2020

	By:	/s/ Anne Lee Benedict
	Name:	Anne Lee Benedict
	Title:	Chief Legal Officer